EXHIBIT (23)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Benefits Committee

Wachovia Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75238) of Prudential Financial, Inc. of our report dated June 25, 2003 relating to the financial statement of the PSI 401(k) Plan (the Plan), which appears in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

New York, NY
June 14, 2004